UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 14, 2013

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 14, 2013, Opexa Therapeutics, Inc. (the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and announced its results of operations in a press release.  A copy of the press release announcing the results is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On the same day, members of the Company’s management will hold a teleconference to discuss the financial results.  Interested individuals desiring to participate in the teleconference may dial in approximately ten minutes before the scheduled 8:00 A.M. ET call to (253) 237-1170 or toll free at (877) 372-0867.  Please reference conference ID # 31008302 when dialing into the call.  A live webcast of the call can also be accessed via the webcast link on the Company’s website (www.opexatherapeutics.com).

Item 7.01           Regulation FD Disclosure.

The slide presentation that will be used in connection with the teleconference disclosed in Item 2.02 above will be posted to the Investor Relations page of the Company’s website at www.opexatherapeutics.com.  A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.  The Company does not undertake to update this presentation.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No	Description

99.1	Press Release issued by Opexa Therapeutics, Inc. on August 14, 2013
99.2	Opexa Therapeutics, Inc. Earnings Update Teleconference Presentation dated August 14, 2013

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section, nor be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	August 14, 2013	OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Opexa Therapeutics, Inc. on August 14, 2013
99.2	Opexa Therapeutics, Inc. Earnings Update Teleconference Presentation dated August 14, 2013